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                                                                   Exhibit 10.10

            AGREEMENT TO EXTEND TERM OF SEVERANCE BENEFITS AGREEMENT

         This Agreement to Extend Term of Severance Benefits Agreement ("Agreement") is entered into this 14th day of October, 2000, by and between STAPLES, INC., a Delaware corporation ("Staples"), whose principal place of business is 500 Staples Drive, Framingham, MA 01702, on the one hand, and John Mahoney, an individual currently employed as an officer of Staples ("Mahoney"), whose home address is 35 Draper Road, Dover, MA 02030, on the other.

         WHEREAS, Mahoney and Staples (collectively "the parties") executed a Severance Benefits Agreement dated September 9, 1996;

         WHEREAS, the term of the above-referenced Severance Benefits Agreement expired on May 31, 2000; and

         WHEREAS, the parties wish to reinstate and extend the term of such Severance Benefits Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and statements contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree to reinstate the Severance Benefits Agreement in its entirely; provided, however, that the term of such Severance Benefits Agreement shall be extended and continue in full force and effect until such time as Mahoney or Staples has delivered to the other 90-days advance written notice of his or its election to terminate this Agreement.

         Agreed to by the parties:


 /s/ John J. Mahoney            /s/ Susan S. Hoyt
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John Mahoney                   Staples, Inc.


Dated: 10/14/00                Dated: 10/10/00
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